                                  EXHIBIT 10.4
                                  ------------


                               Sublease Agreement

                               SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT ("Sublease") is entered into as of the 10th day of November, 2000 by and between Becton, Dickinson and Company, a New Jersey corporation ("Sublessor"), having an office at 1 Becton Drive, Franklin Lakes, New Jersey 07417, and Drug Delivery Technologies, Inc., a Delaware corporation ("Sublessee"), having an office at 535 Madison Avenue, New York, New York 10022.

        WHEREAS, Lincoln Fair Lawn Associates, a New Jersey general partnership (the "Prime Landlord") and Sublessor entered into that certain Lease Agreement dated June 23, 1987, as amended by that certain First Amendment to Lease dated November 19, 1991, as amended by that certain Second Amendment to Lease dated June 10, 1996 (as it may be further amended from time to time hereafter, the "Prime Lease"), a copy of which is attached hereto as EXHIBIT A and made a part hereof, for certain premises located in a building at 13-01 Pollitt Drive, Fair Lawn, New Jersey, as more particularly described in the Prime Lease (the "Subleased Premises");

        WHEREAS, Sublessor and Sublessee have agreed and desire to enter into a sublease with respect to the Subleased Premises, all upon the terms and conditions of this Sublease.

        NOW THEREFORE, in consideration of the foregoing recitals and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                1. SUBLEASE. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor, the Subleased Premises in accordance with the terms and conditions herein set forth.

                2. TERM. The term of this Sublease shall commence on the date first set forth above and, unless sooner terminated as provided elsewhere herein, shall terminate on September 29, 2006 (the "Term").

                3.      RENT.

                (a) BASE RENT. Sublessee shall pay to Sublessor as monthly rent for use of the Subleased Premises a sum equal to the fixed monthly rent payable by Sublessor under the Prime Lease (including any renewal term thereof) ("Base Rent"). Base Rent shall be payable in advance on the first day of each month, without deduction or set-off. Sublessee, without notice, demand, deduction or set-off whatsoever, shall make payments of Base Rent to Sublessor in such manner and place as Sublessor may direct in writing. If any rental payment date falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Sublease that require proration on a time basis shall be prorated on the same basis.

                (b) ADDITIONAL RENT. Sublessee shall also pay, at such times and in such manner as provided for in the Prime Lease, the pro rata share of the estimated annual cost of taxes, insurance, repairs and replacements to the exterior of the Subleased Premises and other items attributable to the Subleased Premises that Sublessor is obligated to pay as "additional rent" under the Prime Lease ("Additional Rent"). Sublessee shall not be obligated to pay, as Additional Rent, the cost of depreciation or amortization of any leasehold improvements constructed by the Prime Landlord during the term of the Prime Lease for the benefit of the tenant of the Subleased Premises, such payments being the obligation of Sublessor for the remainder of the Term.

                (c) LATE PAYMENTS. In the event that installments of rent or any other payments of money that may be due under this Sublease are not received by Sublessor within ten (10) days after the applicable due date, there shall be added to such payment, and simultaneously due and owing, a late charge equal to four (4(cent)) cents for each dollar of each payment so in arrears, and if not paid within thirty (30) days after due, interest shall accrue and be payable at a rate equal to five (5%) percent above the prime rate then charged by Chase Manhattan Bank as it is changed from time to time. The parties hereby agree that inasmuch as the exact amount of the costs to be incurred by Sublessor in the event of late payment by Sublessee of any of the sums due hereunder are difficult to ascertain, such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee.

                4. USE OF SUBLEASED PREMISES. Sublessee shall use the Subleased Premises in furtherance of any research, development, creation, manufacture and/or distribution related to drug delivery systems and/or drug development activities, or such other uses as may be authorized by agreement of the parties hereto and the Prime Landlord (the "Permitted Uses"). Sublessee shall, at Sublessee's sole cost and expense, comply with all applicable federal, state and local laws, including, without limitation, all applicable environmental laws, ordinances or other regulations and shall obtain, and maintain and comply with during the Term all necessary permits or licenses applicable to Sublessee's Permitted Uses of the Subleased Premises. Sublessee will make no installations, alterations, additions or improvements (other than artwork, furniture or trade fixtures mounted or installed in the ordinary course of business) to the Subleased Premises, except with the prior written consent of the Prime Landlord and the prior written consent of the Sublessor (such consent not to be unreasonably withheld) and otherwise in compliance with the provisions of the Prime Lease. Sublessee shall maintain the Subleased Premises in a clean and safe manner and in as good repair as the same are turned over to it, ordinary wear and tear and damage by the elements excepted.

                5.      INSURANCE.

                (a) As required by Section 8 below, the Sublessee, at its sole cost and expense, shall maintain, in addition to any insurance provided by Prime Landlord under the Prime Lease, the insurance required of Tenant pursuant to Paragraph 6 of the Prime Lease, including, without limitation, broad form contractual liability coverage, in compliance with the provisions thereof.

                (b) In addition, Sublessee, at its sole cost and expense, shall maintain property damage insurance for all risks covering all fixtures and leasehold improvements in or about the

Subleased Premises with companies reasonably acceptable to Sublessor licensed to do business in the State of New Jersey, and which hold a "General Policyholders Rating" of at least A Minus as set forth in the most current issue of "Best's Insurance Guide."

                (c) Each such policy of insurance shall name each of Prime Lessor and Sublessor as additional insureds, as their interests may appear. Sublessee shall deliver to Sublessor certificates evidencing the existence, amounts and endorsements of the insurance described in subsections (a) and (b) above not later than the date of execution of this Sublease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Sublessor. Sublessee shall, at least (30) days prior to the expiration of any such policy, furnish Sublessor with a renewal or "binder" thereto, in the absence of which Sublessor may order such insurance and charge the cost thereof to Sublessee, which amount shall be deemed additional rent hereunder and shall be payable by Sublessee upon demand.

                6.      DEFAULT.

                (a) The following events shall be considered events of default by Sublessee hereunder:

                        (1) Sublessee shall fail to pay any installment of rent hereby reserved and such failure shall continue for a period of 5 days after written notice of default is given by Sublessor to Sublessee.

                        (2) Sublessee shall fail to comply with any term, provision or covenant of this Sublease of the Prime Lease, other than the payment of rent, and shall not cure such failure within 20 days after written notice thereof to Sublessee.

                        (3) Sublessee shall become insolvent, or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors or shall be adjudged a bankrupt or insolvent in proceedings filed against Sublessee or shall file a voluntary petition in bankruptcy.

                        (4) A receiver or trustee shall be appointed for all or substantially all of Sublessee's assets.

                        (5) Sublessee shall desert or vacate any substantial portion of the Subleased Premises, or cease to operate for more than 20 days without the express written permission of Sublessor.

                (b) Upon the occurrence of any of such events of default, Sublessor shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever:

                        (1) Terminate this Sublease, in which event Sublessee shall immediately surrender the Subleased Premises to Sublessor, and, if Sublessee fails so to do, Sublessor may, without prejudice to any other remedy that it may have for possession or arrearages in rent or rent for the remainder of the Term, enter upon and take possession of the

Subleased Premises and expel or remove Sublessee and any other person who may be occupying said Subleased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Sublessee agrees to pay to Sublessor on demand the amount of all loss and damage that Sublessor may suffer by reason of such termination, whether through inability to relet the Subleased Premises on satisfactory terms or otherwise.

                        (2) Enter upon and take possession of the Subleased Premises and expel or remove Sublessee and any other person who may be occupying said Subleased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages thereof, and relet the Subleased Premises and receive the rent therefor; and Sublessee agrees to pay to Sublessor on demand any deficiency that may arise by reason of such reletting.

                        (3) Enter upon the Subleased Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Sublessee is obligated to do under the terms of this Sublease, and Sublessee agrees to reimburse Sublessor on demand for any expenses which Sublessor may incur in thus effecting compliance with Sublessee's obligations under this Sublease, and Sublessee further agrees that Sublessor shall not be liable for any damages resulting to the Sublessee from such action, whether caused by the negligence of Sublessor or otherwise.

                (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided for herein or any other remedies provided by law, all of which may be enforced cumulatively, nor shall pursuit of any remedy provided for herein constitute a forfeiture or waiver of any rent due to Sublessor hereunder or of any damages accruing to Sublessor by reason of the violation of any of the terms, provisions and covenants herein contained. Failure by Sublessor to enforce one or more of the remedies herein provided upon any event of default shall not be deemed or construed to constitute a waiver of such default, or of any other violation or breach of any of the terms, provisions and covenants herein contained.

                (d) The parties expressly intend by the foregoing to create a reversionary interest in Sublessor to the end that this instrument be in all respects construed as a true sublease, and the parties hereto waive the provisions or operation of any law or legal doctrine to the extent inconsistent herewith.

                (e) Except as otherwise provided herein, with respect to any breach of this Agreement by Sublessee described in subsection 6(a) above, if Sublessor reasonably believes, after a reasonable time period, that Sublessee will not cure such breach within the period provided therefor, Sublessor shall have the right to cure such breach within such period, and Sublessee shall reimburse Sublessor for all of Sublessor's reasonable costs incurred in connection with such cure.

                7.      INDEMNIFICATION.

                (a) SUBLESSEE'S INDEMNIFICATION OBLIGATIONS. Sublessee shall indemnify, hold harmless and defend, at Sublessee's expense, Sublessor and Prime Landlord, their respective shareholders, directors, officers, employees and agents (collectively, the "Sublessor's

Indemnitees) from and against any and all actions, claims, demands and expenses (including without limitation reasonable attorneys' fees and costs) relating, directly or indirectly, to the use and occupancy of the Subleased Premises by Sublessee or Sublessee's employees, agents or invitees during the Term, or to any breach or default in the performance of any obligation on Sublessee's part to be performed under the terms of the Prime Lease or of this Sublease, or arising from any negligence of Sublessee, or any of Sublessee's agents, servants or employees, unless the same were caused by the willful or grossly negligent acts of the Sublessor's Indemnitee seeking such indemnity.

                (b) SUBLESSOR'S INDEMNIFICATION OBLIGATIONS. Sublessor shall indemnify, hold harmless and defend, at Sublessor's expense, Sublessee, its shareholders, directors, officers, employees and agents (other than Sublessor or any affiliate thereof) (collectively, the "Sublessee Indemnitees") from and against any and all actions, claims, demands and expenses (including without limitation reasonable attorneys' fees and costs) relating, directly or indirectly, to the use of the Subleased Premises by Sublessor or Sublessor's employees, agents or invitees prior to the commencement of the Term, or any other obligations of Sublessor as tenant under the Prime Lease prior to the commencement of the Term.

                8. COMPLIANCE WITH PRIME LEASE. This Sublease (including the length of the Term hereof) is subject and subordinate to all terms, covenants and conditions of the Prime Lease. Except as otherwise specifically set forth herein, Sublessee shall perform and observe and be bound by all of the terms, covenants and conditions of the Prime Lease with respect to the Subleased Premises as if it were the Tenant and Sublessor were the Landlord; PROVIDED, HOWEVER, that Sublessee shall have no obligation to make any payments of Base Rent to the Prime Landlord under the Prime Lease. Except as otherwise provided herein, Sublessee shall have all of the rights, privileges and obligations of the tenant under the Prime Lease (including, without limitation, rights to occupy additional space in the Building and to purchase the building where the Subleased Premises are located from the Prime Landlord). Sublessor and Sublessee shall be required to promptly provide the other with any and all notices received by them or any agent thereof from the Prime Landlord or any agent thereof with respect to the Prime Lease or the use or occupancy of the Subleased Premises by Sublessee or Sublessor. Sublessor shall not amend or otherwise modify the Prime Lease without the prior written consent of Sublessee.

                9. INSPECTION; COMPLIANCE. Sublessor shall have the right to enter the Subleased Premises at any time, in the case of an emergency, and otherwise at reasonable times and upon reasonable prior notice, for the purpose of inspecting the condition of the Subleased Premises and for verifying compliance by Sublessee with this Sublease and all applicable laws, and to employ experts and/or consultants in connection therewith and/or to advise Sublessor with respect to Sublessee's activities, including, but not limited to, the installation, operation, use, monitoring, maintenance, or removal of any hazardous substance or storage tank on or from the Subleased Premises. The costs and expenses of any such inspections shall be paid by Sublessor, unless (i) a default or breach of this Sublease, a material violation of Applicable Law, or a material contamination of the Subleased Premises, was caused or was contributed to in substantial and material part by Sublessee is found to exist or be imminent, or (ii) the foregoing inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In the case of any event described in clauses (i) and (ii) in this Section 9, Sublessee shall, upon request, reimburse Sublessor for the reasonable costs and expenses of such inspections.

                10. TERMINATION. Any permitted termination of the Prime Lease by its terms by Prime Lessor shall automatically terminate this Sublease effective as of the Prime Lease termination.

                11. SECURITY MEASURES. Sublessee hereby acknowledges that the rent paid hereunder does not include the cost of guard service or other security measures, and that Sublessor shall have no obligation whatsoever to provide same.

                12. HOLDOVER TENANCY. Sublessee has no right to retain possession of the Subleased Premises or any part thereof beyond the expiration or earlier termination of this Sublease.

                13. SUBORDINATION OF SUBLEASE. This Sublease is and shall at all times be subject and subordinate to the Lease.

                14. CONSENT OF PRIME LESSOR. This Sublease is expressly contingent upon the written consent hereto, as evidenced below, of Prime Lessor, as required by the Prime Lease. In the event such consent is not obtained, this Sublease shall be null and void, and thereafter neither party hereto shall bear any obligation hereunder to the other.

                15. NOTICES. All notices, demands, consents, approvals, requests and instruments or documents by this Sublease required or permitted to be given to or served upon the Sublessor or the Sublessee shall be in writing. Any such notice, demand, consent, approval, request, instrument or document shall be delivered by hand, or sent by overnight courier or express delivery service or by certified mail, return receipt requested, addressed at the address set forth below, or at such other address as either party shall designate by notice, as follows:

                If to Sublessor:

                Becton, Dickinson and Company
                1 Becton Drive
                Franklin Lakes, New Jersey 07417-1880
                Attention: Director, Corporate Facilities Engineering

                with a copy to:

                Becton, Dickinson and Company
                1 Becton Drive
                Franklin Lakes, New Jersey 07417-1880
                Attention: General Counsel

                If to Sublessee:

                Drug Delivery Technologies, Inc.
                535 Madison Avenue
                New York, New York 10022
                Attention: Donald F. Farley

                with a copy to:

                Kirkpatrick & Lockhart LLP
                1251 Avenue of the Americas
                New York, New York 10020-1104
                Attention: Stephen R. Connoni, Esq.

Any notice so served shall be deemed served upon receipt if delivered by hand, and otherwise shall be deemed served two (2) business days following posting thereof or delivery thereof to the overnight courier or express delivery service

                16.     GENERAL.

                (a) ASSIGNMENT. This Sublease shall bind and inure to the benefit of the parties hereto and to their respective heirs, personal representatives and assigns. Sublessee shall not assign its interest in this Sublease, nor shall it subsublease any portion of the Subleased Premises, without the prior written consent of the Prime Landlord and Sublessor, such consent not to be unreasonably withheld, conditioned or delayed.

                (b) ENTIRE AGREEMENT; SEVERABILITY. This Sublease contains the entire agreement between the parties with respect to the subject matter hereof and shall not be modified in any manner except by an instrument in writing executed by the Sublessor and the Sublessee. The invalidity of any portion hereof shall not affect the force and effect of the remaining valid provisions of this Sublease.

                (c) PERMITTED ACTS. Any act by Prime Lessor permitted pursuant to the Lease shall be deemed a permitted act by Sublessor pursuant to this Sublease, and Sublessee shall respond to same as if Sublessor were the acting party.

                (d) HEADINGS. The headings and subheadings hereof are inserted for convenience of reference only and shall not affect the interpretation of this Sublease.

                (e) GOVERNING LAW. This Sublease shall be construed and the legal relations hereunder of the parties bound hereby will be determined, according to the internal laws of the State of New Jersey without regard to choice of law principles thereof.

                (f) COUNTERPARTS. This Sublease may be executed in several counterparts, each - of which will be deemed to be an original.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

                                         SUBLESSOR:

                                         BECTON, DICKINSON AND COMPANY


                                         By:      /s/ James J. Bialek
                                                  -------------------

                                         Title : ATTORNEY-IN-FACT


                                         SUBLESSEE:

                                         DRUG DELIVERY TECHNOLOGIES, INC.

                                         By:      /s/ Donald F. Farley
                                                  --------------------

                                         Title:   Chairman

                                    EXHIBIT A

                                   PRIME LEASE



                                  SEE ATTACHED

        THIS LEASE AGREEMENT, made and entered into this 23rd day of June, 1987, by and between LINCOLN FAIR LAWN ASSOCIATES, a general partnership of the State of New Jersey, with offices located at 235 Moore Street, Hackensack, New Jersey 07601, as Landlord, and BECTON DICKINSON AND COMPANY, a New Jersey corporation, with offices located at One Becton Drive, Franklin Lakes, New Jersey 07417-1880, as Tenant;

                              W I T N E S S E T H:

        FOR VALUE RECEIVED, it is hereby agreed that:

        1. The Landlord by these presents does hereby lease and rent to the Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions set forth herein approximately 27,000 square feet in a building located at 13-01 Pollitt Drive, Fair Lawn, New Jersey (said space being shown on the plan attached hereto and marked Exhibit "A") together with non-exclusive rights to use the 30 spaces in the parking lot adjacent to the building.

        2. The term of this lease shall be for 60 months commencing the date on which Landlord delivers to Tenant possession of that portion of the building presently occupied by Anderson Jacobson, Inc., as provided in Article 19 hereof. The parties shall execute an addendum to this lease acknowledging the date of commencement of its term (the "Commencement Date").

        3. Beginning with six months after the Commencement Date, as defined in Article 2, Tenant agrees to pay Landlord a fixed minimum rental payable in equal monthly installments of $22,368.08 on the first day of each and every month in advance This rent shall apply notwithstanding the actual square foot area of the demised premises as measured by either party. During the period of the first six months after the Commencement Date, there shall be no fixed minimum rental due and payable. In the event the Commencement Date is other than the first day of a month, rental, for said partial months, when due, shall be prorated. In the event that installments of rent or any other payments of money which may be due under this lease are not received by Landlord within ten (10) days after the applicable due date, there shall be added to such payment, and simultaneously due and owing, a late charge equal to four (4(cent)) cents for each dollar of each payment so in arrears, and if not paid within thirty (30) days after due, interest shall accrue and be payable at a rate equal to five (5%) percent above the prime rate then charged by Chase Manhattan Bank as it is changed from time to time.

        Said rental payments together with all other payments required hereunder shall be payable to Landlord at:

                        235 Moore Street
                        Hackensack, New Jersey 07601

        until further notice from Landlord.

        4. In addition to the fixed minimum rental set forth in Paragraph 3 above, Tenant agrees to pay periodically within ten days of written demand by Landlord the following, beginning with the Commencement Date:

                a. Tenant's pro rata share, 70.32%, of all taxes levied against the entire building and land of which the demised premises are a part.

                The term "taxes" shall mean and include all taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, applicable to the premises, including but not limited to assessments for public improvements or benefits which shall, during the term hereof, be laid, assessed, levied, imposed upon, or become due and payable and a lien upon the premises or any part thereof, but excluding franchise, estate, inheritance, succession, capital, levy, transfer, income or excess profits tax imposed upon Landlord; provided, if, at the time during the term of this lease, under the laws of the State of New Jersey or any political subdivision thereof in which the premises are or may be situated, a tax or excise on rents or other tax, however described, is levied or assessed by the State of New Jersey or such political subdivision against Landlord on account of the rent expressly reserved hereunder, as a substitute in whole or in part for taxes assessed or imposed by the State of New Jersey or such political subdivision on land and buildings, or on land or buildings, such tax or excise on rents or other tax shall be included within the definition "taxes," but only to the extent of the amount thereof which is lawfully assessed or imposed upon Landlord and which was so assessed or imposed as a direct result of Landlord's ownership of this lease, or of the rent accruing under this lease.

                b. Tenant's pro rata share, 70.32%, of the cost incurred by Landlord in maintaining the insurance required by Paragraph 5 hereof.

                Tenant shall also be responsible for the cost of any and all utilities, including electric, water, sewer, gas and/or oil consumed at the leased premises, all of which shall be separately metered.

        5. Landlord shall, at its sole cost and expense, keep all buildings and improvements located on the demised premises insured with a broad-form fire insurance policy, extended coverage, in an amount equal to the full insurable value thereof. Landlord shall periodically increase the insurance coverage to reflect increases in full insurable value.

                (a) If the demised premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors, or licensees, the damage shall be repaired by and at the expense of Landlord and the fixed minimum rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant. But if such partial damage is due to the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord and, without prejudice to the rights of subrogation of Landlord's insurer, the damage shall be repaired by Landlord but there shall be no apportionment or abatement of rent. No penalty shall accrue for any delay which may arise by reason of adjustment of insurance on the part of Landlord and for any delay on account of "labor troubles" or any other cause, similar or dissimilar, beyond Landlord's control. Tenant shall give immediate notice to Landlord in case of fire in the demised premises. If the demised premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be substantially damaged so that Landlord shall decide to demolish it or to rebuild it or to remodel it (whether or not the demised premises have been damaged), then or in any of such events, Landlord may, within 90 days after such fire or other cause, give Tenant a notice in writing of such decision, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord. If Tenant shall not be in default under this lease, then, upon the termination of this lease, under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty.

                (b) No damage, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the building except for rent abatement as provided in (a) above.

        6. The Tenant, at its sole cost, shall maintain, in addition to the insurance provided by Landlord under Paragraph 5 above:

                (a) General public liability insurance against claims for injury or death or property damage occurring upon, in or about the demised premises or the adjoining streets or passageways in such limits as Landlord may reasonably re-quire for personal injury to any one person and to any number of persons arising out of one accident and for property damage. General public liability insurance limits of $1,000,000/$2,000,000 and property damage insurance limits of $250,000 are deemed reasonable as of the date hereof.

                (b) The Tenant will be responsible for all damage to plate and window glass in the demised premises.

                (c) All insurance shall be effected under policies issued by insurers of recognized responsibility authorized to do business in the State of New Jersey and shall name Landlord and Tenant and any institutional mortgagee, as their interest may appear, as the insured. Upon the execution of this lease Tenant shall deliver to Landlord a binder evidencing the required coverage and shall deliver an original policy or certificate of insurance within 15 days of execution and thereafter not less than 10 days prior to the expiration dates of expiring policies, originals of the policies or certificates evidencing the same shall be delivered by Tenant to Landlord except that whenever the demised premises shall be mortgaged by the Landlord, such policies of insurance shall be lodged with the holder of the mortgage lien and certified copies shall be delivered to the Landlord. Each such policy shall, to the extent obtainable, contain a provision that such policy shall not be canceled or modified without at least 10 days prior written notice to the Landlord and to any mortgagee named therein.

                (d) Landlord and Tenant each hereby waive any and all rights of recovery against the other for loss of or damage to such waiving party or its property or the property of others under its control where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage.

                (e) Upon the default of the Tenant in effecting any such insurance or procuring or delivering the policies therefor as directed by the Landlord, or in paying the premiums therefor and any and all charges incidental thereto when the same become payable, or in procuring and delivering to the Landlord renewals of expired policies as provided above, the Landlord may procure any such insurance and/or pay the premiums and other charges incidental thereto, and any and all amounts so paid by Landlord shall be additional rent hereunder to be added to the next installment of rent thereafter to become due and the Land-lord shall have all rights and remedies including summary proceedings, with respect to the same as with respect to rent.

        7. Throughout the term of this lease, Landlord shall be responsible for all structural and roof repairs and shall maintain the exterior of the premises including landscaped and parking areas and driveways in good condition and repair. With regard to repairs and replacements to the exterior of the premises, including landscaped and parking areas and driveways, but excluding structural and roof repairs, Tenant shall reimburse Landlord, within ten days after written demand, for 70.32% of the reasonable cost of all such repairs and replacements.

                Tenant agrees, throughout the term of this lease, to take good care of the demised premises and fixtures and the appurtenances therein and shall make, at its own expense, repairs and replacements required to keep the demised premises and fixtures in good working order and condition. Tenant shall maintain, at its own expense, all light bulbs, fluorescent tubes and lighting fixtures in the demised premises, including all component parts such as starters, ballasts, and lenses or grills. All repairs made by Tenant shall be at least equal in quality to the original work. Tenant shall not make any installations, alterations, additions or improvements in or to the demised premises without first obtaining Landlord's written consent thereto, and shall make the same and all repairs only between such hours and by such contractors or mechanics as may be approved in writing by Landlord. All alterations, decorations, installations, additions or improvements upon the demised premises made by either party (including but not limited to paneling, partitions, railings and the like), except Tenant's movable trade fixtures and furniture, shall, unless Landlord elects otherwise (by notice in writing to Tenant given not less than 20 days prior to the expiration or other termination of this lease or of any renewal or extension thereof) become the property of Landlord and shall remain upon, and be surrendered with, said premises, as a part thereof, at the end of said term or renewal term, as the case may be.

        8. In the event the entire premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Agreement shall terminate and expire as of the date of such taking and Tenant shall thereupon be released from any further liability hereunder.

                In the event that either a portion of the premises or the building of which the premises are a part is condemned or taken by eminent domain proceedings so as to render the premises substantially unusable, then in such event Tenant shall have the right to cancel and terminate this Agreement as of the date of such taking upon giving to Landlord notice in writing of such election within 30 days after the receipt by Tenant from Landlord of written notice of such appropriation or taking. Landlord agrees that it will give written notice to Tenant immediately upon appropriation or taking hereunder. Any taking or appropriation by eminent domain proceedings shall be deemed to render the premises substantially unusable hereunder if such appropriation or taking results in Tenant's inability to use the premises in the manner in which and for the purposes for which it has been used or can be used under this Agreement. In the event of such cancellation, Tenant shall thereupon be released from any further liability under this Lease Agreement.

                If this Lease Agreement is terminated in either manner hereinabove provided, the fixed monthly advance rental for the last month of Tenant's occupancy shall be prorated and Landlord agrees to refund to Tenant any such fixed rental paid in advance. Unless local law shall permit the payment of a damage award to be made directly to tenant for loss of its interest, then the entire damage award of the condemnation proceedings shall be paid to Landlord but Landlord shall, and hereby does, assign to Tenant out of any award paid to Landlord the greater of the following two amounts:

                (a) Such portion thereof, if any, as shall be determined in such condemnation proceedings to be the value of Tenant's interest and business, or

                (b) If Tenant shall have made improvements or alterations in the premises after the date hereof and shall have not yet fully amortized its expenditures for such improvements or alterations, a sum equal to the unamortized portion of any such expenditures.

        9. Subject to Paragraph 19 hereof, the taking of possession of the demised premises shall be conclusive evidence, as against Tenant, that Tenant accepts the same in "as is" condition and that said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken.

        10. The Landlord covenants that the Tenant, upon payment of the rent and additional rent above reserved, upon the due performance of the covenants and agreements herein contained, shall and may at all times during the term hereby granted peaceably and quietly have, hold and enjoy the demised premises for the term of this lease. This covenant shall not be personal but shall run with the land and be binding upon any transferee, successor or assign of the Landlord.

        11. The following events shall be considered events of default by Tenant hereunder:

                (a) Tenant shall fail to pay any installment of rent hereby reserved and such failure shall continue for a period of 5 days after written notice of default is given by Landlord to Tenant.

                (b) Tenant shall fail to comply with any term, provision or covenant of this lease, other than the payment of rent, and shall not cure such failure within 30 days after written notice thereof to Tenant.

                (c) Tenant shall become insolvent, or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors or shall be adjudged a bankrupt or insolvent in proceedings filed against Tenant or shall file a voluntary petition in bankruptcy.

                (d) A receiver or trustee shall be appointed for all or substantially all of Tenant's assets.

                (e) Tenant shall desert or vacate any substantial portion of the leased premises, or cease to operate for more than 30 days without the express written permission of Landlord.

                Upon the occurrence of any of such events of default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever:

                (a) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent or rent for the remainder of the lease term, enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the leased premises on satisfactory terms or otherwise.

                (b) Enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

                (c) Enter upon the leased premises by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action whether caused by the negligence of Landlord or otherwise.

                Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided for herein or any other remedies provided by law, all of which may be enforced cumulatively, nor shall pursuit of any remedy provided for herein constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Failure by Landlord to enforce one or more of the remedies herein provided upon any event of default shall not be deemed or construed to constitute a waiver of such default, or of any other violation or breach of any of the terms, provisions and covenants herein contained.

        12. The Tenant may not assign this lease or let or underlet the whole or any part of said premises without obtaining in advance the written consent of Landlord, which shall not be unreasonably withheld; provided, however, that any portion of the demised premises may be occupied by an affiliate or subsidiary of the Tenant without requiring procurement of the Landlord's consent hereunder, so long as Tenant remains liable for the performance of all of its obligations hereunder.

        13. Tenant represents that it has dealt with no broker other than Alexander Summer and Company incident to the negotiations and execution of this lease.

        14. The Tenant may make alterations, additions or improvements to the leased premises without the consent of Landlord only if such alterations, additions or improvements do not require structural changes in the leased premises, or do not lessen the value of the leased premises. In the event any alterations, additions or improvements to be made require structural changes, the same shall only be made upon the Tenant obtaining the prior written consent of the Landlord, which consent the Landlord shall not unreasonably withhold, provided the same do not lessen the value of the leased premises or does not change the basic design and/or utility of the building. Landlord agrees, if consent is requested by Tenant, to advise Tenant of its decision within 15 days. Failure of the Landlord to give such written advice within 15 days shall be deemed consent by the Landlord to the proposed alterations, additions or improvements. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the leased premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damages or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

                Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the mechanic's lien law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

        15. It is agreed that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the demised premises, whatever the cause of such damage or casualty, and that, in any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever; unless said damage or injury is caused as a direct result of the sole gross negligence of the Landlord, its employees, agents or subcontractors.

        16. This lease shall be subject and subordinate at all times to the lien of any institutional mortgages now or hereafter placed on the land and building and leased premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the lease to the lien of any such institutional mortgage as shall be desired by a mortgagee or proposed mortgagee or by any per-son.

        17. Tenant agrees at any time and from time to time upon not less than ten (10) business days' prior notice by Landlord or any mortgagee to execute, acknowledge and deliver to Landlord or such mortgagee, as the case may be, or any other party specified by Landlord or such mortgagee, a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant or Landlord is in default in performance of any covenant, agreement or condition contained in this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or any mortgagee hereof or any assignee of any mortgage.

        18. a. Tenant shall, at Tenant's own expense, comply with the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder ("ECRA") as the same may relate to Tenant's occupancy. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection ("NJDEP") relating to Tenant's occupancy. Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the demised premises which occur prior to or during the term of this lease as a result of the activities of the Tenant and its employees, agents or invitees, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and, where applicable, shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the demised premises which occur during the term of this lease as a result of the activities of the Tenant and its employees, agents or invitees; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the ECRA Bureau or any other division of NJDEP as a result of Tenant's occupancy. Tenant's obligations and liabilities under this paragraph shall continue so-long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes as a result of Tenant's activities at the demised premises which occur during the term of this lease.

                b. Tenant shall promptly supply to Landlord all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge--Reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the regulations promulgated thereunder ("Reports and Notices Act").

                c. Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the Bureau and all documents, re-ports, directives and correspondence provided by the Bureau to Tenant.

        Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and test results obtained from samples and tests taken at and around the premises.

                d. As a condition precedent to Tenant's right to sub-lease the premises or to assign the lease, Tenant shall have received from the Bureau either (i) a non-qualified approval of Tenant's negative declaration or (ii) a non-applicability letter, for which Tenant shall promptly apply pursuant to ECRA. If this condition shall not be satisfied, then Landlord shall have the right to withhold consent to sublease or assignment.

                e. The provisions of this Article 18 shall also apply to Tenant's activities which occurred prior to the Commencement Date as they may affect that portion of the demised premises which Tenant occupied pursuant to its lease with the Landlord dated May 15, 1981.

        19. Anything in this lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the property in which the leased premises is located, and subject to the prior rights of any Mortgagee of the property, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

        20. All notices, demands and requests required under this lease shall be in writing. All such notices, demands and requests shall be sent by United States certified mail, return receipt requested, postage prepaid, or by messenger, addressed as hereinafter provided and shall be effective when received by, or delivery refused by, the addressee:

                      To Tenant:                   Becton Dickinson and Company
                                                   Consumer Products Division
                                                   One Becton Drive
                                                   Franklin Lakes, NJ 07417-1880

                      with copy by regular mail:   Becton Dickinson and Company
                                                   Critichem Division
                                                   One Becton Drive
                                                   Franklin Lakes, NJ 07417-1880

                      additional copy by           Becton Dickinson and Company
                      regular mail to:             Consumer Products Division
                                                   One Becton Drive
                                                   Franklin Lakes, NJ 07417-1880
                                                   Attention: Law Department

                      To Landlord:                 Lincoln Fair Lawn Associates
                                                   235 Moore Street
                                                   Hackensack, NJ 07601

        Landlord or Tenant may from time to time change the address for receipt of notice by giving notice thereof to the other in accordance with the provisions of this paragraph.

        21. On the Commencement Date of this lease, the lease between Lincoln Fair Lawn Associates, as landlord, and Becton Dickinson, Inc., Consumer Products Division, as tenant, dated May 15, 1981 for 10,051 square feet in the same building shall be deemed to have been terminated, automatically; except that Tenant shall pay to Landlord all money due thereunder to the Commencement Date.

        22. This lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this lease, or the application thereof, to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written to this Lease Agreement.



WITNESS:                                    LINCOLN FAIR LAWN ASSOCIATES


                                            By: _________________________


ATTEST:                                     BECTON DICKINSON AND COMPANY


/s/ Raymond P. Ohlmuller                    By: /s/ Paul Creager
------------------------                        ----------------
RAYMOND P. OHLMULLER                            PAUL CREAGER
Assistant Secretary                             Group President

                            FIRST AMENDMENT TO LEASE


        AGREEMENT MADE November 19, 1991, by and between LINCOLN FAIR LAWN ASSOCIATES, a New Jersey general partnership, with its office at 235 Moore Street, Hackensack, New Jersey 07601 ("Landlord") and BECTON DICKINSON AND COMPANY, a New Jersey corporation, with its office located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880 ("Tenant");

                                    RECITALS:

        1. Landlord and Tenant entered into a certain Lease Agreement dated June 23, 1987 (the "Lease") for certain premises located in a building at 13-01 Pollitt Drive, Fair Lawn, New Jersey; and

        2. Landlord and Tenant intend to extend the term of the Lease and to amend certain other provisions.

        NOW, THEREFORE, in consideration of the mutual promises hereby contained and other good and valuable consideration, it is mutually agreed as follows:

        1. The Recitals as set forth hereinabove are hereby incorporated into this Agreement and made a part hereof.

        2. Paragraph 2 of the Lease is hereby amended to extend the term for an additional five (5) years, beginning on February 1, 1993 and ending on January 31, 1998.

        3. Paragraph 3 of the Lease is hereby amended to provide that the fixed minimum rental shall be payable in equal monthly installments of $18,038.33 on the first day of each and every month in advance, beginning on February 1, 1993 and for the remaining term of the Lease.

        4. Paragraph 18 of the Lease is hereby amended to add the following subparagraphs:

                        "f.     If Tenant is responsible for spills and/or
                discharges on the premises during its occupancy of the premises pursuant to this lease, Tenant further agrees to make an appropriate submission to the NJDEP pursuant to ECRA, which submission may include, but not be limited to, an application for an administrative consent order ("ACO") in the event that Landlord shall seek to sell the premises. Further, Tenant agrees that it shall furnish a surety bond, Letter of Credit or such other financial security which would guarantee the implementation of any potential cleanup at the premises, as required by the NJDEP, and to further diligently prosecute any required ECRA submissions including execution of any and all necessary documents. As with all other aspects of any ECRA application by Tenant respecting Tenant's use and occupancy of the premises, Tenant shall bear all costs' in connection with same, and perform all other acts necessary or required by the NJDEP.

                        "g.     In the event the Tenant shall have failed to
                comply in any respect over which it has control with the terms and conditions of this Section 18, then upon such failure to comply, and only in the event that NJDEP does not permit the premises to be occupied by another tenant, it shall be deemed the Tenant has remained in possession of the premises; and shall be considered as a holdover tenant. These rights are in addition to any other rights and remedies the Landlord may have under law with respect to such holdover tenancy."

        5. A new Paragraph 25 is hereby added to the Lease, and it shall read as follows:

                        "25.    a.      Beginning with the first day of the
                month next following the execution of this Agreement, Tenant covenants and agrees to pay Landlord, as additional rent, the sum of one twelfth (1/12th) of its pro rata share of estimated annual cost of repairs and replacements to the exterior of the premises as described in Paragraph 7 of this Lease, taxes and insurance, in advance, on the first day of each calendar month of the lease. Landlord intends to give Tenant written notice once a year of the amount of estimated monthly payments for repair and replacements, taxes and insurance, and Tenant will pay these amounts monthly without further notice or billing. In the event that such annual costs for any calendar year during the term hereof shall exceed the estimated sum, Tenant shall pay its pro rata share of any such excess within thirty (30) days from written notice by Landlord to Tenant. In the event the total estimated payments for the year exceed Tenant's share of the actual costs, Landlord shall credit such excess amount against the next due payments of fixed rent and additional rent. Within ninety (90) days after the end of each calendar year Landlord shall furnish Tenant with a statement in reasonable detail of the actual costs for the preceding calendar year showing computation of Tenant's pro rata share of the excess. Said statement shall be rebuttable evidence of the actual amount of costs of the Property as well as the amount, if any, due from Tenant. No further evidence shall be required of Landlord by Tenant prerequisite to the making of any payment to Landlord by Tenant as contemplated in this paragraph; provided, however, the Tenant shall be provided with reasonable documentation setting forth the costs of Landlord for same upon request thereof by Tenant. Tenant shall have the right to inspect the applicable accounting records of Landlord at the office of Landlord's managing agent upon reasonable prior notice. Any payments to be made hereunder shall be made by Tenant within ten (10) days from the date of billing from Landlord. Payments for partial year shall be prorated. However, Landlord will have the right to bill Tenant for its pro rata share of repairs, replacements, taxes and insurance when incurred if they exceed the estimated annual budget for that category, and the budget and monthly estimated payments shall be adjusted accordingly, if necessary.

                                b.      Tenant shall have the right, at any
                reasonable time upon ten (10) days' prior written notice to Landlord, to have its representative audit and examine Landlord's books and records at the office of Landlord's managing agent in New Jersey relating to such costs within one year after Tenant has received the annual statement of such actual charges. All these costs shall be audited and examined at the same time. If such audit shall disclose a liability of Landlord to reimburse Tenant for overcharges of ten (10%) percent or more of the total original charge, Landlord shall promptly pay to Tenant the reasonable cost of such audit and the amount of the deficiency plus interest from the date such excess shall have been refunded to Tenant at the same rate of interest as provided in Paragraph 2 of Lease. After one year from the date Tenant has received the annual statement of such annual charges, Tenant shall be deemed, automatically and conclusively, to have approved and accepted such charges, unless Tenant has conducted an audit and has notified Landlord in writing, within the one-year period, that it contests the charges and sets forth specific items and the amount which it contends is incorrect."

        6. Paragraph 19 of the Lease is hereby deleted as Tenant now occupies the Anderson Space.

        7. Paragraph 20 of the Lease is hereby amended to delete it in its entirety.

        8. Except as herein amended or modified, all of the terms and provisions of the Lease shall remain in full force and effect. In the event of any conflict between the provisions of this Agreement and the original Lease, the provisions of this Agreement shall govern and prevail.

        9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and sealed on the date first above written.


WITNESS:                                 LINCOLN FAIR LAWN ASSOCIATES


/s/ Mitchell W. Marcus                   By: /s/ Stanley H. Marcus
----------------------                       ---------------------
Mitchell W. Marcus                           Stanley H. Marcus, General Partner


ATTEST:                                  BECTON DICKINSON AND COMPANY


/s/ Raymond P. Ohlmuller                 By: /s/ D. Cheatham
------------------------                     ---------------
Raymond P. Ohlmuller                          D. Cheatham
Vice President and Secretary                  Vice President and Treasurer

                            SECOND AMENDMENT TO LEASE

        THIS SECOND AMENDMENT TO LEASE dated June 10, 1996, by and between LINCOLN FAIR LAWN ASSOCIATES, a New Jersey general partnership with its offices at 235 Moore Street, Hackensack, New Jersey 07601 (hereinafter referred to as "Landlord"), and BECTON DICKINSON AND COMPANY, a New Jersey corporation, with an address at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880 (hereinafter referred to as "Tenant");

                                    RECITALS:

        1. Landlord and Tenant have executed and delivered a certain Lease Agreement dated June 23, 1987, as amended by a First Amendment To Lease dated November 19, 1991 (hereinafter together referred to as the "Lease") for certain premises located in a building at 13-01 Pollitt Drive, Fair Lawn, New Jersey (hereinafter referred to as "demised premises").

        2. Landlord and Tenant desire to amend the Lease to extend the term and modify certain other provisions,

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1. The Recitals set forth above are hereby incorporated into this Amendment with the same force and effect as if they had been set forth at length herein.

        2. The Lease is hereby amended to extend the term for an additional eight (8) years and eight (8) months, beginning on February 1, 1998 and ending on September 30, 2006 (hereinafter referred to as the "Extended Term").

        3. The fixed minimum monthly rental for the period from February 1, 1993 to and including September 30, 1996 will remain $18,038.33, but such rent for the period from October 1, 1996 to and including September 30, 1997 will be $17,125.00 and for the period from October 1, 1997 to and including January 31, 1998 will be $18,558.42.

        4. The fixed minimum rental to be paid monthly by Tenant in advance on the first day of each and every month during the entire Extended Term will be $18,558.42.

        5.      A new Paragraph 26 is hereby added to the Lease, as follows:

                "26. Upon expiration of the term of the Extended Term, Tenant shall have the right and option to extend the term of the Lease for one period of five (5) years. The right and option to extend the term of the Lease shall be subject to and contingent upon each and every of the conditions set forth hereinafter. Tenant's right and option to extend the term of the Lease shall be exercisable by Tenant giving written notice of the exercise of the right and option to Landlord at least nine
        (9) months prior to the expiration of the Extended Term. In the event Tenant fails to give written notice of its intention to exercise its right and option as provided above within the stated time period, Tenant's right and option to extend the term of the Lease shall (upon the date by which written notice should have been received by Landlord) be deemed to have been waived by Tenant and shall be of no further force or effect. In the event Tenant exercises its right and option in accordance with the provisions hereof, the term of the Lease shall be extended accordingly, and all references contained in the Lease to the term shall be construed to refer to the original term of the Lease, as extended, whether or not specific reference is made thereto in the Lease. Unless otherwise expressly provided to the contrary, the option term of the Lease shall be upon the same terms, conditions and covenants as set forth in the Lease and this Amendment except that there- shall be no further right or option to extend the term of the Lease. It is important to Landlord that it know whether or not the option is exercised by Tenant so that it may seek a replacement tenant to avoid loss of rent, and, there-fore, the time within which the option must be exercised is hereby made of the essence. The right and option to extend the term of the Lease shall be subject to and contingent upon each and every one of the following conditions:

                (i)     The Lease is in full force and effect;

                (ii) Tenant shall not be in default under any of the terms, provisions, covenants and conditions of the Lease; and

                (iii) In lieu of the fixed minimum rental set forth in this Amendment, the fixed minimum rental to be paid by Tenant monthly during the option period shall be $22,650.67 per month."

        6.      A new Paragraph 27 is hereby added to the Lease as follows:

                "27.    A.      In the event Landlord intends to lease any space
        ("Additional Space") in the property in which the demised premises is located during the term of this Lease as extended pursuant to Paragraph 26 hereof, Landlord shall give written notice of such intention to Tenant, and during the thirty (30) day period after Tenant's receipt of the notice, Tenant will have the exclusive right to negotiate with Landlord to lease the Additional Space on such terms and provisions as Landlord and Tenant may agree (the "New Lease"); provided, however, that all non-monetary provisions shall be consistent with this Lease and the term and option periods shall be co-terminus with this Lease, and the option to extend the term must be exercised only simultaneously with the option set forth in Paragraph 26 hereof. Also, the New Lease shall contain a provision making a default under this lease a simultaneous default under the New Lease, and, upon execution of the New Lease, this Lease shall be deemed to have been amended, automatically, to provide that a default under the New Lease shall be a simultaneous default under this lease. In the event the New Lease has not been agreed upon and executed by Tenant and delivered to Landlord within the later of (i) same thirty (30) day period or (ii) ten (10) days after Tenant has received a written New Lease which conforms to the agreement between Landlord and Tenant, then Tenant's right to lease the Additional Space will terminate, automatically. In the event Tenant accepts and executes the New Lease, Landlord shall execute and return to Tenant a copy of the New Lease within three (3) days after its receipt thereof.

                B. In the event the New Lease is not agreed upon by Landlord and Tenant, or in the event the New Lease is agreed upon by Landlord and Tenant- but not executed by Tenant and delivered to Landlord, as herein provided, then during the period of nine (9) months after Tenant's right to enter into a New Lease, as provided in Paragraph 27.A. hereof, has terminated, Landlord shall have the right to lease the Additional Space to any tenant on any terms. However in the event Landlord does not sign a new lease with a tenant within the said nine
        (9) month period, then Tenant's rights and Landlord's obligations, as set forth in Paragraph 27.A: hereof will be revived and apply again.

                C. Time shall be of the essence with regard to all time periods in this Paragraph 27.

                D. The provisions of this Paragraph 27 shall separately apply to any amount of Additional Space which Landlord intends to lease during the term hereof as extended hereby."

        7.      A New Paragraph 28 is hereby added to the Lease as follows:

                "28.    A.      In the event Landlord intends to sell the
        property in which the demised premises is located (the "Property") during the term of this Lease and before Landlord makes any solicitation or listing of the property for sale, Landlord shall submit to Tenant a proposal (the "Proposal") setting forth the sales price. Tenant shall have twenty (20) business days (excluding Saturday, Sunday and legal holidays) days from its receipt of the Proposal to accept the Proposal by signing it and returning it to the Landlord, which shall be received by the Landlord within the same ten-day period. Within five (5) days thereafter, Landlord will submit to Tenant an Agreement of Sale (the "Agreement") consistent with the Proposal and providing for the following and such other terms and conditions as are customary for such a transaction: (i) a ten (10%) percent refundable deposit on signing to be held by Landlord's attorney in an interest-bearing trust account with interest to be paid to the party receiving the deposit, (ii) a forty-five (45) day contingency period to permit Tenant to make such engineering and/or environmental inspections to its sole satisfaction, verify that ISRA has been complied with by Landlord, and review the status of title to its satisfaction with the right to terminate the contract within such period and receive its deposit and interest without any further obligation by Landlord or Tenant, and (iii) Landlord's agreement to use its best efforts to have other tenant's cooperate with Tenant so that it can perform its inspections; however, said forty-five
        (45) day period will be extended, automatically, for a period of time equal to such period during which the lack of cooperation of the other tenants prevented or hindered Tenant from completing its inspections. Closing will take place thirty (30) days after the end of the forty-five
        (45) day period. Tenant will sign the

        Agreement and send it to Landlord, together with the deposit within five
        (5) days after Tenant's receipt. Landlord will immediately sign and return one fully executed copy of the Agreement to Tenant. The failure of Tenant to accept and execute the Proposal and Agreement in the manner herein provided shall be deemed, automatically and irrevocably, an election by Tenant to reject the Proposal and to terminate its right to purchase the demised premises, subject to Paragraph 28.B. below.

                B. In the event the Proposal and Agreement are not accepted by Tenant as herein provided, Landlord shall have the right to sell the Property to any other person or entity for any price and terms it desires during a period of one (1) year after the date the Proposal was originally submitted. If Landlord has not sold and conveyed title to the Property within that one year period, then Tenant's right of first refusal will apply again in the same manner. However, in the event Landlord intends to sell the Property to another party at any time prior to two (2) months after the Tenant's right has terminated and the sales price is more than ten (10%) percent less than the sales price contained in the Proposal, Landlord shall give Tenant written notice of its intention to sell to another party and set forth the new terms. Tenant shall then have the option to purchase in the same manner and on the same terms and conditions as set forth in the second notice and with the same procedures as set forth in paragraph A of this Paragraph 28.

                C. A foreclosure sale by a mortgagee which holds a mortgage on the Property or a conveyance of title to the Property by a deed in lieu of foreclosure will not give Tenant the right to purchase the Property pursuant. to this Paragraph 28, but such foreclosure or deed in lieu of foreclosure will not extinguish Tenant's right to Purchase the Property pursuant to this Paragraph 28 thereafter, provided that this Lease is in full force and effect and Tenant is not in default of the terms, provisions, covenants and conditions of this Lease.

                D. Time shall be of the essence with regard to all time periods in this Paragraph 28."

        8. Paragraph 16 of the Lease is hereby deleted entirely and the following is substituted in its place:

                "16.    This Lease is and shall be subject and subordinated to
        the lien of the mortgage now affecting the demised premises, at the date hereof, and to any mortgage or mortgages hereafter made affecting the demised premises, and to all renewals, modifications, consolidations, replacements, or extensions thereof, irrespective of the time of recording such mortgage, provided that such mortgagees agree in a written document, in a form attached hereto as Exhibit "A" with regard to the mortgage about to be executed and delivered to Valley National Bank and substantially the same substantive provisions with regard to future mortgages, that Tenant's occupancy and all rights pursuant to this lease shall not be disturbed nor terminated so long as Tenant is not in default of its obligations hereunder beyond any cure periods."

        9. Paragraph 6 of the Lease is hereby amended to provide that all insurance shall not name Landlord and any mortgagee as insureds, but shall include contractual liability covering insuring Tenant's indemnity obligations under this Lease.

        10.     A new Paragraph 29 is hereby added to the Lease as follows:

                "29.    Without limiting Tenant's obligation to provide, pay
        for, and maintain insurance pursuant to Paragraph 6 of this Lease, and except as is caused by the negligence, acts of omission or commission on the part of Landlord or any of its agents, contractors, servants, employees, licensees or invitees, Tenant covenants and agrees that it will indemnify, defend and hold harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorney's fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurrences during the term of this Lease as extended pursuant to Paragraph 26:

                (i) Tenant's use or occupancy of the demised premises or any part thereof;

                (ii) Negligence, or acts of omission or commission on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

                (iii) A failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

                Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with an action or proceeding brought against Landlord by reason of any such claim."

        11. The parties will execute a memorandum, in recordable form, stating Tenant's rights to lease and/or purchase the property as provided herein, which memorandum may be recorded at Tenant's expense.

        12. Except as otherwise specifically provided herein, all of the terms and provisions of the Lease shall continue in full force and effect. In the event of any conflict between the provisions of this Amendment and the Lease, the provisions of this Amendment shall govern and prevail.

        This Amendment shall be binding upon and shall be for the benefit of the parties hereto and their respective successors and assigns.

        Executed on the date first above written.

WITNESS:                                LANDLORD:
                                        LINCOLN FAIR LAWN ASSOCIATES


/s/ M. Robert Poley                     By: /s/ Stanley H. Marcus
-------------------                         ---------------------
M. Robert Poley                             Stanley H. Marcus, General Partner



ATTEST:                                 TENANT:
                                        BECTON DICKINSON AND COMPANY


/s/ Dean J. Paranicas                   By: /s/ Raymond P. Ohlmuller
---------------------                       ------------------------
Dean J. Paranicas                           Raymond P. Ohlmuller
Assistant Secretary                         Vice President and Secretary